     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2001.

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 METLIFE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             6719                            13-4075851
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                            ------------------------

                               ONE MADISON AVENUE
                         NEW YORK, NEW YORK 10010-3690
                                 (212) 578-2211
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              GARY A. BELLER, ESQ.
              SENIOR EXECUTIVE VICE-PRESIDENT AND GENERAL COUNSEL
                                 METLIFE, INC.
                               ONE MADISON AVENUE
                         NEW YORK, NEW YORK 10010-3690
                                 (212) 578-2211
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

    FAITH GROSSNICKLE, ESQ.                   PHYLLIS G. KORFF, ESQ.                 NICHOLAS A. KRONFELD, ESQ.
      ERIN E. ZYKO, ESQ.                    SUSAN J. SUTHERLAND, ESQ.                   DAVIS POLK & WARDWELL
      SHEARMAN & STERLING            SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP           450 LEXINGTON AVENUE
     599 LEXINGTON AVENUE                       FOUR TIMES SQUARE                     NEW YORK, NEW YORK 10017
   NEW YORK, NEW YORK 10022               NEW YORK, NEW YORK 10036-6522                    (212) 450-4950
        (212) 848-4000                            (212) 735-3000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by the registrant.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED            SHARE(1)              PRICE          REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock of MetLife, Inc., $0.01 par
  value, including Series A Junior
  Participating Preferred Stock purchase
  rights attached thereto(2)..................     60,000,000             $32.21           $1,932,600,000         $483,150
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee is calculated based on the average of the high and low prices for the common stock, as reported on the New York Stock Exchange on June 5, 2001.

(2) The Series A Junior Participating Preferred Stock purchase rights initially are attached to and trade with all the shares of common stock outstanding as of, and issued subsequent to, April 4, 2000, pursuant to the terms of MetLife, Inc.'s Rights Agreement, dated as of April 4, 2000. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred only with the common stock. The value attributable to such rights, if any, is reflected in the market price of the common stock.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 12, 2001

PROSPECTUS

                               60,000,000 SHARES

                                 METLIFE, INC.

                                  COMMON STOCK

     This prospectus relates to the sale by selling stockholders of up to 60,000,000 shares of MetLife, Inc. common stock. MetLife, Inc. will not receive any proceeds from the sale of shares of the common stock by the selling stockholders.

     The shares are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders may sell the shares through underwriters, directly, through ordinary brokerage transactions or through any other means described in the section "Plan of Distribution."

     You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision. The prospectus supplement will describe the means of distribution for any shares of MetLife, Inc.'s common stock sold by the selling stockholders.

     MetLife, Inc.'s common stock is listed on the New York Stock Exchange under the trading symbol "MET." The last reported sale price of MetLife, Inc. common stock on the New York Stock Exchange on June 5, 2001 was $32.38 per share.

     None of the Securities and Exchange Commission, any state securities commission, the New York Superintendent of Insurance or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is                , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    3
Where You Can Find More Information.........................    3
Special Note Regarding Forward-Looking Statements...........    5
MetLife, Inc................................................    6
Use of Proceeds.............................................    6
Description of Common Stock.................................    6
Selling Stockholders........................................   13
Plan of Distribution........................................   15
Legal Opinions..............................................   16
Experts.....................................................   16

                             ABOUT THIS PROSPECTUS

     Unless otherwise stated or the context otherwise requires, references in this prospectus to "MetLife," "we," "our," or "us" refer to MetLife, Inc., together with Metropolitan Life Insurance Company, and their respective direct and indirect subsidiaries, while references to "MetLife, Inc." refer only to the holding company on a nonconsolidated basis.

     This prospectus is part of a registration statement that MetLife, Inc. filed with the SEC using a "shelf" registration process. Under this shelf process, the selling stockholders may, from time to time, sell in the aggregate up to 60,000,000 shares of MetLife, Inc.'s common stock in one or more offerings, as described in this prospectus. Each time a selling stockholder sells shares of MetLife, Inc.'s common stock, a prospectus supplement will be provided that will contain specific information about the terms of that offering to the extent required. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement together with the additional information contained under the heading "Where You Can Find More Information."

     You should rely on the information contained or incorporated by reference in this prospectus. MetLife, Inc. has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither MetLife, Inc. nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information in this prospectus is accurate as of the date of the prospectus. MetLife's business, consolidated financial condition, consolidated results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

     MetLife, Inc. files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.'s common stock is listed and traded on the New York Stock Exchange. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows "incorporation by reference" into this prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. MetLife, Inc. incorporates by reference the following documents which have been filed with the
SEC:

     - Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of shares of MetLife, Inc.'s common stock and Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of MetLife, Inc.'s Series A Junior Participating Preferred Stock purchase rights;

     - Annual Report on Form 10-K for the year ended December 31, 2000;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     - Current Report on Form 8-K dated May 8, 2001; and

     - Proxy Statement for the Annual Meeting of Shareholders held on April 24, 2001.

     MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until it files a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

     MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., One Madison Avenue, New York, New York 10010-3690 (telephone number 1-800-649-3593). You may also obtain some of the documents incorporated by reference into this document at MetLife's website, www.metlife.com. You should be aware that the information contained on MetLife's website is not a part of this document.

                             SPECIAL NOTE REGARDING
                           FORWARD-LOOKING STATEMENTS

     This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

     Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife's actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of MetLife, Inc.'s common stock. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

     - changes in general economic conditions, including the performance of financial markets and interest rates;

     - heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors;

     - unanticipated changes in industry trends;

     - MetLife, Inc.'s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends;

     - deterioration in the experience of the "closed block" established in connection with the reorganization of MetLife, Inc.'s subsidiary, Metropolitan Life Insurance Company;

     - catastrophe losses;

     - regulatory, accounting or tax changes that may affect the cost of, or demand for, our products or services;

     - downgrades in our ratings;

     - discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims;

     - adverse litigation or arbitration results;

     - our ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption;

     - other risks and uncertainties described from time to time in MetLife, Inc.'s filings with the Securities and Exchange Commission;

     - the risk factors or uncertainties listed herein or listed from time to time in prospectus supplements or any document incorporated by reference herein; and

     - other risks and uncertainties that have not been identified at this time.

MetLife, Inc. undertakes no obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures MetLife, Inc. makes on related subjects in its reports to the SEC.

                                 METLIFE, INC.

     We are a leading provider of insurance and financial services to a broad spectrum of individual and institutional customers. We currently provide individual insurance, annuities and investment products to approximately nine million households, or one of every 11 households in the U.S. We also provide group insurance and retirement and savings products and services to approximately 70,000 corporations and other institutions, including 87 of the FORTUNE 100 largest companies. Our institutional clients have approximately 33 million employees and members.

     We distribute our products and services nationwide through multiple channels, with the primary distribution systems being our core career agency system, our general agency distribution systems, our regional sales forces, our dedicated sales forces, financial intermediaries, independent agents and product specialists. We operate in the international markets that we serve through subsidiaries and joint ventures. Our international segment focuses on the Asia/Pacific region, Latin America and selected European countries and currently has insurance operations in twelve countries.

     MetLife, Inc. is incorporated under the laws of the State of Delaware. Its principal executive offices are located at One Madison Avenue, New York, New York 10010-3690. Its telephone number is (212) 578-2211.

THE REORGANIZATION

     On April 7, 2000, pursuant to an order by the New York Superintendent of Insurance approving its plan of reorganization, as amended, Metropolitan Life Insurance Company converted from a mutual life insurance company to a stock life insurance company and became MetLife, Inc.'s wholly-owned subsidiary. In connection with the plan of reorganization, each policyholder's membership interest was extinguished and each eligible policyholder received, in exchange for that interest, trust interests representing shares of MetLife, Inc.'s common stock to be held in the MetLife Policyholder Trust, cash or an adjustment to policy values in the form of policy credits, as provided in the plan of reorganization. A total of 494,466,664 shares of MetLife, Inc.'s common stock were distributed to the MetLife Policyholder Trust for the benefit of policyholders. For more information regarding the MetLife Policyholder Trust, see "Description of Common Stock -- MetLife Policyholder Trust."

     Immediately following the demutualization, MetLife, Inc. conducted an initial public offering of a total of 232,300,000 shares of common stock, and MetLife, Inc. and MetLife Capital Trust I, a Delaware statutory business trust that MetLife, Inc. wholly owns, conducted a public offering of a total of 20,125,000 8.00% equity security units. Concurrently with the foregoing offerings, MetLife, Inc. sold a total of 60,000,000 shares of common stock in private placements. For more information regarding the private placements, see "Selling Stockholders."

                                USE OF PROCEEDS

     All proceeds from the sale of the common stock offered hereby will be for the account of the selling stockholders, as described below. We will not receive any of the proceeds from the sale from time to time of the common stock offered hereby.

                          DESCRIPTION OF COMMON STOCK

     MetLife, Inc.'s board of directors is authorized to issue 3,000,000,000 shares of common stock, par value $0.01 per share, of which 749,733,176 shares, as well as the same number of rights to purchase shares of Series A Junior Participating Preferred Stock pursuant to the stockholder rights plan adopted by MetLife, Inc.'s board of directors on September 29, 1999, were outstanding as of May 4, 2001. MetLife, Inc. is authorized to issue 10,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of which no shares were issued or outstanding as of the date of this prospectus. See "-- Stockholder Rights Plan" for a description of the Series A Junior Participating Preferred Stock. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval.

     Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by the board of directors. MetLife, Inc.'s board of directors is authorized to issue 200,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued or outstanding as of the date of this prospectus. The issuance of dividends will depend upon, among other factors deemed relevant by MetLife, Inc.'s board of directors, MetLife's consolidated financial condition, consolidated results of operations, cash requirements, future prospects and regulatory restrictions on the payment of dividends by Metropolitan Life Insurance Company and MetLife, Inc.'s other subsidiaries. There is no requirement or assurance that MetLife, Inc. will declare and pay any dividends. In addition, the indenture governing the terms of MetLife, Inc.'s debentures issued to MetLife Capital Trust I in connection with the offering of equity security units prohibits the payment of dividends on common stock of MetLife, Inc. during a deferral of interest payments on the debentures or an event of default under the indenture or the related guarantee.

     Voting Rights. The holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights.

     Liquidation and Dissolution. In the event of MetLife, Inc.'s liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in MetLife, Inc.'s assets, if any, remaining after the payment of all of MetLife, Inc.'s liabilities and the liquidation preference of any outstanding class or series of preferred stock.

     Other Rights. The holders of common stock have no preemptive, conversion, redemption or sinking fund rights. The holders of shares of MetLife, Inc.'s common stock are not required to make additional capital contributions.

     Transfer Agent and Registrar. The transfer agent and registrar for MetLife, Inc.'s common stock is Mellon Investor Services, successor to ChaseMellon Shareholder Services, L.L.C.

CERTAIN PROVISIONS IN METLIFE, INC.'S CERTIFICATE OF INCORPORATION AND BY-LAWS AND IN DELAWARE AND NEW YORK LAW

     A number of provisions of MetLife, Inc.'s certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of MetLife, Inc.'s certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by MetLife, Inc.'s board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the New York Insurance Law may also have an anti-takeover effect. The following description of selected provisions of MetLife, Inc.'s certificate of incorporation and by-laws and selected provisions of the Delaware General Corporation Law and the New York Insurance Law is necessarily general and reference should be made in each case to MetLife, Inc.'s certificate of incorporation and by-laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of those laws.

CLASSIFIED BOARD OF DIRECTORS AND REMOVAL OF DIRECTORS

     Pursuant to MetLife, Inc.'s certificate of incorporation, the directors are divided into three classes, as nearly equal in number as possible, with each class having a term of three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of MetLife, Inc.'s board of directors by causing the election of a majority of the board may require more time than would be required without a staggered election structure. MetLife, Inc.'s certificate of incorporation also provides that, subject to the rights of the holders of any class of preferred stock, directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares then entitled to vote. This provision may have the effect of slowing or impeding a change in membership of MetLife, Inc.'s board of directors that would effect a change of control.

EXERCISE OF DUTIES BY BOARD OF DIRECTORS

     MetLife, Inc.'s certificate of incorporation provides that while the MetLife Policyholder Trust is in existence, each MetLife, Inc. director is required, in exercising his or her duties as a director, to take the interests of the trust beneficiaries into account as if they were holders of the shares of common stock held in the trust, except to the extent that any such director determines, based on advice of counsel, that to do so would violate his or her duties as a director under Delaware law.

RESTRICTION ON MAXIMUM NUMBER OF DIRECTORS AND FILLING OF VACANCIES ON METLIFE, INC.'S BOARD OF DIRECTORS

     Pursuant to MetLife, Inc.'s by-laws and subject to the rights of the holders of any class of preferred stock, the number of directors may be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors will at no time consist of fewer than three directors. Subject to the rights of the holders of any class of preferred stock, stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, subject to the rights of the holders of any class of preferred stock, may be filled by a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled it will be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings, except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

ADVANCE NOTICE REQUIREMENTS FOR NOMINATION OF DIRECTORS AND PRESENTATION OF NEW BUSINESS AT MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

     MetLife, Inc.'s by-laws provide for advance notice requirements for stockholder proposals and nominations for director. In addition, pursuant to the provisions of both the certificate of incorporation and the by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting. Moreover, the stockholders do not have the power to call a special meeting. Only the chief executive officer or the secretary pursuant to a board resolution or, under some circumstances, the president or a director who also is an officer, may call a special meeting. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda and prohibit a stockholder from taking action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management for stockholder vote.

LIMITATIONS ON DIRECTOR LIABILITY

     MetLife, Inc.'s certificate of incorporation contains a provision that is designed to limit the directors' liability to the extent permitted by the Delaware General Corporation Law and any amendments to that law.

Specifically, directors will not be held liable to MetLife, Inc. or its stockholders for an act or omission in their capacity as a director, except for liability as a result of:

     - a breach of the duty of loyalty to MetLife, Inc. or its stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - payment of an improper dividend or improper repurchase of MetLife, Inc.'s stock under Section 174 of the Delaware General Corporation Law; or

     - actions or omissions pursuant to which the director received an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of MetLife, Inc. unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. MetLife, Inc.'s certificate of incorporation also does not eliminate the directors' duty of care. The inclusion of the limitation on liability provision in the certificate may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefitted MetLife, Inc. and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

     MetLife, Inc.'s by-laws also provide that MetLife, Inc. indemnify its directors and officers to the fullest extent permitted by Delaware law. MetLife, Inc. is required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with MetLife, Inc. or another entity, including Metropolitan Life Insurance Company, that the director or officer serves at MetLife, Inc.'s request, subject to certain conditions, and to advance funds to MetLife, Inc.'s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of MetLife, Inc. and with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

SUPERMAJORITY VOTING REQUIREMENT FOR AMENDMENT OF CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

     Some of the provisions of MetLife, Inc.'s certificate of incorporation, including those that authorize the board of directors to create stockholder rights plans, that set forth the duties, election and exculpation from liability of directors and that prohibit stockholders from actions by written consent, may not be amended, altered, changed or repealed unless the amendment is approved by the vote of holders of 75% of the then outstanding shares entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. MetLife, Inc.'s by-laws may be amended, altered or repealed by the board of directors or by the vote of holders of 75% of the then outstanding shares entitled to vote in the election of directors. These provisions make it more difficult for any person to remove or amend any provisions that have an antitakeover effect.

BUSINESS COMBINATION STATUTE

     In addition, as a Delaware corporation, MetLife, Inc. is subject to Section 203 of the Delaware General Corporation Law, unless it elects in its certificate of incorporation not to be governed by the provisions of Section 203. MetLife, Inc. has not made that election. Section 203 can affect the ability of an "interested stockholder" of MetLife, Inc. to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares of MetLife, Inc. for a period of three years following the time that the stockholder becomes an "interested stockholder." An "interested stockholder" is defined to mean any person owning, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. The provisions of

Section 203 are not applicable in some circumstances, including those in which
(1) the business combination or transaction which results in the stockholder becoming an "interested stockholder" is approved by the corporation's board of directors prior to the time the stockholder becomes an "interested stockholder" or (2) the "interested stockholder," upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

RESTRICTIONS ON ACQUISITIONS OF SECURITIES

     Section 7312 of the New York Insurance Law provides that, for a period of five years after completion of the distribution of consideration pursuant to the plan of reorganization, no person may directly or indirectly offer to acquire or acquire in any manner the beneficial ownership (defined as the power to vote or dispose of, or to direct the voting or disposition of, a security) of 5% or more of any class of voting security (which term includes MetLife, Inc.'s common stock) of MetLife, Inc. without the prior approval of the New York Superintendent of Insurance. Pursuant to Section 7312, voting securities acquired in excess of the 5% threshold without such prior approval will be deemed non-voting.

     The insurance laws and regulations of New York, the jurisdiction in which MetLife, Inc.'s principal insurance subsidiary, Metropolitan Life Insurance Company, is organized, may delay or impede a business combination involving MetLife, Inc. In addition to the limitations described in the immediately preceding paragraph, the New York Insurance Law prohibits any person from acquiring control of MetLife, Inc., and thus indirect control of Metropolitan Life Insurance Company, without the prior approval of the New York Superintendent of Insurance. That law presumes that control exists where any person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing 10% or more of MetLife, Inc.'s outstanding voting stock, unless the New York Superintendent, upon application, determines otherwise. Even persons who do not acquire beneficial ownership of more than 10% of the outstanding shares of MetLife, Inc.'s common stock may be deemed to have acquired such control, if the New York Superintendent determines that such persons, directly or indirectly, exercise a controlling influence over MetLife, Inc.'s management and policies. Therefore, any person seeking to acquire a controlling interest in MetLife, Inc. would face regulatory obstacles which may delay, deter or prevent an acquisition.

     The insurance holding company law and other insurance laws of many states also regulate changes of control (generally presumed upon acquisitions of 10% or more of voting securities) of insurance holding companies such as MetLife, Inc.

     In addition, MetLife, Inc. is now a "financial holding company" and "bank holding company" under the federal banking laws which require prior approval of the Board of Governors of the Federal Reserve System for changes of control. A change of control is conclusively presumed upon acquisitions of 25% or more of any class of voting securities and rebuttably presumed upon acquisitions of 10% or more of any class of voting securities. Further, as a result of MetLife, Inc.'s ownership of MetLife Bank, N.A., a national bank, the Office of the Comptroller of the Currency's approval would be required in connection with a change of control (generally presumed upon the acquisition of 10% or more of any class of voting securities) of MetLife, Inc.

STOCKHOLDER RIGHTS PLAN

     MetLife, Inc.'s board of directors has adopted a stockholder rights plan under which each outstanding share of MetLife, Inc.'s common stock issued between April 4, 2000 and the distribution date (as described below) will be coupled with a stockholder right. Initially, the stockholder rights will be attached to the certificates representing outstanding shares of common stock, and no separate rights certificates will be distributed. Each right will entitle the holder to purchase one one-hundredth of a share of MetLife, Inc.'s Series A Junior Participating Preferred Stock. Each one one-hundredth of a share of Series A Junior Participating Preferred Stock will have economic and voting terms equivalent to one share of MetLife, Inc.'s common stock. Until it is exercised, the right itself will not entitle the holder thereof to any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings. The description and terms of the rights are set forth in a rights agreement entered into between MetLife, Inc. and Mellon Investor Services, successor to ChaseMellon Shareholder Services, L.L.C., as rights agent. Although the material provisions of the rights agreement have been accurately summarized, the statements below concerning the rights agreement are not necessarily complete and in each instance reference is made to the form of rights agreement itself, which is incorporated by reference into this prospectus in its entirety. Each statement is qualified in its entirety by such reference.

     Stockholder rights are not exercisable until the distribution date and will expire at the close of business on April 4, 2010, unless earlier redeemed or exchanged by MetLife, Inc. A distribution date would occur upon the earlier of:

     - the tenth day after the first public announcement or communication to MetLife, Inc. that a person or group of affiliated or associated persons (referred to as an "acquiring person") has acquired beneficial ownership of 10% or more of MetLife, Inc.'s outstanding common stock (the date of such announcement or communication is referred to as the "stock acquisition time"); or

     - the tenth business day after the commencement or announcement of the intention to commence a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

If any person becomes an acquiring person, each holder of a stockholder right will be entitled to exercise the right and receive, instead of Series A Junior Participating Preferred Stock, common stock (or, in certain circumstances, cash, a reduction in purchase price, property or other securities of MetLife, Inc.) having a value equal to two times the purchase price of the stockholder right. All stockholder rights that are beneficially owned by an acquiring person or its transferee will become null and void.

     If at any time after a public announcement has been made or MetLife, Inc. has received notice that a person has become an acquiring person, (1) MetLife, Inc. is acquired in a merger or other business combination or (2) 50% or more of MetLife, Inc.'s assets, cash flow or earning power is sold or transferred, each holder of a stockholder right (except rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right.

     The purchase price payable, the number of one one-hundredths of a share of Series A Junior Participating Preferred Stock or other securities or property issuable upon exercise of rights and the number of rights outstanding, are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price or the number of shares of Series A Junior Participating Preferred Stock issuable upon exercise of a stockholder right will be required until the cumulative adjustment would require an increase or decrease of at least one percent in the purchase price or number of shares for which a right is exercisable.

     At any time until the earlier of (1) the stock acquisition time or (2) the final expiration date of the rights agreement, MetLife, Inc. may redeem all the stockholder rights at a price of $0.01 per right. At any time after a person has become an acquiring person and prior to the acquisition by such person of 50% or more of the outstanding shares of MetLife, Inc.'s common stock, MetLife, Inc. may exchange the stockholder rights, in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of Series A Junior Participating Preferred Stock (or of a share of a class or series of preferred stock having equivalent rights, preferences and privileges), per right.

     The stockholder rights plan is designed to protect stockholders in the event of unsolicited offers to acquire MetLife, Inc. and other coercive takeover tactics which, in the opinion of its board of directors, could impair its ability to represent stockholder interests. The provisions of the stockholder rights plan may render an unsolicited takeover more difficult or less likely to occur or may prevent such a takeover, even though such takeover may offer MetLife, Inc.'s stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of MetLife, Inc.'s stockholders.

METLIFE POLICYHOLDER TRUST

     Under the plan of reorganization, MetLife established the MetLife Policyholder Trust to hold the shares of common stock allocated to eligible policyholders. 494,466,664 shares of common stock were distributed to the MetLife Policyholder Trust on the effective date of the plan of reorganization. As of May 16, 2001, the trust held 440,904,570 shares of MetLife, Inc.'s common stock. Because of the number of shares held by the trust and the voting provisions of the trust, the trust may affect the outcome of matters brought to a stockholder vote.

     The trustee will generally vote all of the shares of common stock held in the trust in accordance with the recommendations given by MetLife, Inc.'s board of directors to its stockholders or, if the board gives no such recommendation, as directed by the board, except on votes regarding certain fundamental corporate actions. As a result of the voting provisions of the trust, MetLife, Inc.'s board of directors will effectively be able to control votes on all matters submitted to a vote of stockholders, excluding those fundamental corporate actions described below, so long as the trust holds a substantial number of shares of MetLife, Inc.'s common stock.

     If the vote relates to fundamental corporate actions specified in the trust, the trustee will solicit instructions from the beneficiaries and vote all shares held in the trust in proportion to the instructions it receives, which would give disproportionate weight to the instructions actually given by trust beneficiaries. These actions include:

     - an election or removal of directors in which a stockholder has properly nominated one or more candidates in opposition to a nominee or nominees of MetLife, Inc.'s board of directors or a vote on a stockholder's proposal to oppose a board nominee for director, remove a director for cause or fill a vacancy caused by the removal of a director by stockholders, subject to certain conditions;

     - a merger or consolidation, a sale, lease or exchange of all or substantially all of the assets, or a recapitalization or dissolution of, MetLife, Inc., in each case requiring a vote of MetLife, Inc.'s stockholders under applicable Delaware law;

     - any transaction that would result in an exchange or conversion of shares of common stock held by the trust for cash, securities or other property; and

     - any proposal requiring MetLife, Inc.'s board of directors to amend or redeem the rights under the stockholder rights plan, other than a proposal with respect to which MetLife, Inc. has received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law.

                              SELLING STOCKHOLDERS

     The table below presents information with respect to the selling stockholders and the number of shares of MetLife, Inc.'s common stock that each may offer under this prospectus. The selling stockholders or their affiliates originally acquired the shares of common stock offered by this prospectus from MetLife, Inc. in private placements on April 7, 2000. Pursuant to stock purchase agreements, both dated as of April 3, 2000, Banco Santander Central Hispano, S.A. purchased 30,000,000, Credit Suisse First Boston (through its Guernsey Branch) purchased 14,000,000 and Winterthur Life purchased 16,000,000 shares of MetLife, Inc.'s common stock. In accordance with the terms of the applicable stock purchase agreement, prior to the closings of the private placements, Winterthur Life transferred 2,000,000 shares of MetLife, Inc.'s common stock to Credit Suisse Group, Guernsey Branch. Each of the foregoing entities, except Banco Santander Central Hispano, S.A., is a selling stockholder under this prospectus. However, for purposes of the registration rights and the restrictions discussed below, Credit Suisse First Boston (through its Guernsey Branch), Winterthur Life and Credit Suisse Group (Guernsey Branch) are treated as one selling stockholder. Credit Suisse First Boston is a wholly-owned direct subsidiary of Credit Suisse Group, and Winterthur Life is a wholly-owned indirect subsidiary of Credit Suisse Group. On December 22, 2000, in accordance with the terms of the applicable stock purchase agreement, Banco Santander Central Hispano, S.A. transferred its 30,000,000 shares of MetLife, Inc.'s common stock to Santusa Holding, S.L., an affiliate of Banco Santander Central Hispano, S.A. Santusa Holding, S.L. is also a selling stockholder under this prospectus.

                                        NUMBER OF SHARES                                  NUMBER OF SHARES
                                        OF COMMON STOCK                                   OF COMMON STOCK
         NAMES OF SELLING              BENEFICIALLY OWNED           PERCENTAGE OF         COVERED BY THIS
           STOCKHOLDERS              PRIOR TO THIS OFFERING        OUTSTANDING (1)           PROSPECTUS
         ----------------            ----------------------        ---------------        ----------------
Santusa Holding, S.L.                      30,000,000                   4.00%                30,000,000
Credit Suisse First Boston
  (through its Guernsey Branch)            14,000,000                   1.87%                14,000,000
Winterthur Life                            14,000,000                   1.87%                14,000,000
Credit Suisse Group
  (Guernsey Branch)                         2,000,000(2)                0.30%                 2,000,000

---------------

(1) Beneficial ownership is based upon 749,733,176 shares of MetLife, Inc.'s common stock outstanding as of May 4, 2001, as reported in MetLife, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, which is incorporated herein by reference.

(2) In addition, affiliates of Credit Suisse Group beneficially own approximately 454,750 shares (less than 0.06%) of MetLife, Inc.'s common stock.

     In connection with the private placements and related agreements, the selling stockholders received registration rights with respect to the common stock purchased. MetLife, Inc. is filing this shelf registration statement with the SEC in compliance with those rights. The registration rights granted allow each selling stockholder to make two offerings under this registration statement each year, subject to a minimum offering size of $50,000,000 per offering, although underwritten offerings may not be made on (i) more than one occasion for each selling stockholder each year, or (ii) more than five occasions for each selling stockholder in total.

     Since the date of this prospectus, the selling stockholders identified above may have sold, transferred or otherwise disposed of all or a substantial portion of the shares of MetLife, Inc. common stock held by them in a transaction or series of transactions exempt from the Securities Act. Information regarding the selling stockholders may change from time to time and any changed information will be set forth in a prospectus supplement to the extent required.

     Each selling stockholder may from time to time offer and sell under this prospectus any or all of the securities owned by it. Because the selling stockholders are not obligated to sell the shares of MetLife, Inc.'s common stock held by them, MetLife, Inc. cannot estimate the number of shares of its common stock that the selling stockholders will beneficially own after this offering.

     Each selling stockholder has agreed that it will not, without the consent of MetLife, Inc. or the New York Superintendent of Insurance, increase its ownership of MetLife, Inc.'s voting securities above 4.9% of those outstanding shares (or more than 5.0% with the approval of MetLife, Inc. and the New York Superintendent of Insurance), except for any increase resulting from transactions in the ordinary course of the business of the selling stockholder as underwriter, broker/dealer, investment manager or investment adviser or from ordinary trading activities (unless such transactions were made with the purpose of changing or influencing the control of MetLife, Inc.), seek to obtain board representation, solicit proxies in opposition to management or take certain other actions for five years.

     On May 11, 2000, Santusa Holding, S.L. obtained the approval of MetLife, Inc. and the New York Superintendent of Insurance to increase its ownership of MetLife, Inc.'s common stock up to, but not more than, 5.0% of MetLife, Inc.'s outstanding shares of common stock.

     MetLife, Inc. has agreed to pay all expenses incurred by it in connection with complying with the registration rights granted to the selling stockholders, including any registration and filing fees, fees and expenses of compliance with securities or blue sky laws of the United States (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the shares covered by this prospectus), printing expenses, fees and disbursements of counsel and independent public accountants for MetLife, Inc., fees of the National Association of Securities Dealers, Inc., listing or quotation fees, internal expenses (including all salaries and expenses of MetLife, Inc.'s officers and employees performing legal and accounting duties), fees of transfer agents and registrars, and the fees and expenses of counsel and accountants for the selling stockholders. The selling stockholders will be responsible for all underwriting fees, discounts or commissions and transfer taxes incurred by them in connection with the sale of these shares.

RELATIONSHIPS BETWEEN METLIFE AND THE SELLING STOCKHOLDERS

     Credit Suisse First Boston Corporation, an affiliate of the Guernsey Branch of Credit Suisse First Boston, and Winterthur Life and Credit Suisse Group, Guernsey Branch, as well as certain of their affiliates, have or may have provided from time to time, investment banking, financial advisory and other related services to us and our affiliates, for which they have received customary fees and commissions. In addition, Credit Suisse First Boston Corporation may, as principal or agent, assist in the sale of shares of MetLife, Inc.'s common stock on behalf of MetLife Policyholder Trust beneficiaries who elect to sell shares under the purchase and sale program established by the plan of reorganization of Metropolitan Life Insurance Company. One of MetLife, Inc.'s officers is a member of the investment committee of Credit Suisse First Boston International Equity Partners, L.P. MetLife is a limited partner of certain limited partnerships affiliated with Credit Suisse First Boston Corporation. Credit Suisse First Boston Corporation maintains arrangements with MetLife, Inc. relating to the lease of office buildings.

     We own approximately 3% or less of the outstanding common stock of certain subsidiaries of Banco Santander Central Hispano, S.A. and Credit Suisse Group. MetLife operates in Spain and Portugal through joint venture arrangements with Banco Santander Central Hispano, S.A. In December 2000, Banco Santander Central Hispano, S.A. and MetLife signed an agreement to restructure this joint venture. Under this agreement, MetLife will be transferring full ownership of the Portuguese branches to Banco Santander Central Hispano, S.A.

     Mr. Harry P. Kamen is a director of MetLife, Inc. and Metropolitan Life Insurance Company and a director of Banco Santander Central Hispano, S.A. Mr. Gerald Clark is Vice-Chairman of the Board of Directors, Chief Investment Officer and a director of MetLife, Inc. and Metropolitan Life Insurance Company. Mr. Clark is also a director of Credit Suisse Group.

                              PLAN OF DISTRIBUTION

     This prospectus, including any amendment or supplement, may be used in connection with sales of up to 60,000,000 shares of MetLife, Inc.'s common stock. A selling stockholder may offer its shares of common stock at various times in one or more of the following transactions:

     - in exchange or over-the-counter market transactions;

     - in private transactions other than exchange or over-the-counter market transactions;

     - through short sales, put and call option or other derivative transactions, although neither MetLife nor any of the selling stockholders concedes that any such transactions would constitute a sale of the shares of MetLife, Inc.'s common stock owned by the selling stockholders for purposes of the Securities Act;

     - through underwriters, brokers or dealers (who may act as agent or principal);

     - directly to one or more purchasers;

     - through agents;

     - through distribution by a selling stockholder or its successor in interest to its members, partners or shareholders;

     - in negotiated transactions;

     - by pledge to secure debts and other obligations; or

     - in a combination of such methods.

     A selling stockholder, or its donee, pledgee, transferee or other successor in interest, may sell its shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     A selling stockholder also may resell all or a portion of its common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

     A selling stockholder may use underwriters, brokers, dealers or agents to sell its shares. Any underwriter, broker, dealer or agent may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchaser or such other persons who may be effecting sales hereunder. The discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the type of transactions involved. However, the maximum underwriting discounts or commissions to be received by any underwriter for the sale of any common stock pursuant to this shelf registration shall not be greater than eight (8) percent. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Some sales may involve shares in which the selling stockholders have granted security interests and which are being sold because of foreclosure of those security interests. At the time a particular offering of shares is made and to the extent required, the aggregate number of shares being offered, the names of the selling stockholders and the terms of the offering, including the names of the underwriters, broker-dealers or agents, any discounts, concessions or commissions and other terms constituting compensation from the selling stockholders, and any discounts, concessions or commissions allowed or re-allowed or paid to broker-dealers, will be set forth in an accompanying prospectus supplement.

     A selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with a selling stockholder. A selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or their financial institution of the shares of common stock offered hereby, which shares such broker-dealer or their financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     A selling stockholder may offer and sell shares of common stock other than for cash. In such event, any required details of the transaction will be set forth in a prospectus supplement.

     Under the rules and regulations under the Exchange Act, any person engaged in a distribution of the shares offered pursuant to this prospectus may be limited in its ability to engage in market activities with respect to those shares. Each selling stockholder will be subject to the provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Those rules and regulations may limit the timing of purchases and sales of any shares offered by the selling stockholders pursuant to this prospectus, which may affect the marketability of the shares offered by this prospectus.

     MetLife, Inc. may suspend the use of this prospectus by the selling stockholders under certain circumstances.

                                 LEGAL OPINIONS

     The validity of any shares of common stock offered hereby will be passed upon for MetLife, Inc. by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP maintains a group life insurance policy with Metropolitan Life Insurance Company and beneficially owns an aggregate of less than 0.01% of MetLife, Inc.'s outstanding common stock. Helene L. Kaplan and Curtis H. Barnette, directors of MetLife, Inc. and Metropolitan Life Insurance Company, are of counsel to Skadden, Arps, Slate, Meagher & Flom LLP.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from MetLife, Inc.'s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     MetLife, Inc. will pay all fees and expenses associated with filing this registration statement. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee.........  $483,150
NASD Filing Fee.............................................  $ 30,500
Printing and Engraving Fees and Expenses....................  $  8,500
Accounting Fees and Expenses................................  $ 25,000
Legal Fees..................................................  $ 50,000
Miscellaneous...............................................  $  5,000
                                                              --------
Total.......................................................  $602,150

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     MetLife, Inc.'s directors and officers may be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them as provided in the Delaware General Corporation Law and MetLife, Inc.'s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. Such indemnification covers all costs and expenses incurred by a director or officer in his capacity as such. The board of directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the board of directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Delaware General Corporation Law and MetLife, Inc.'s Amended and Restated Certificate of Incorporation may under certain circumstances eliminate the liability of directors and officers in a stockholder or derivative proceeding.

     If the person involved is not a director or officer of MetLife, Inc., the board of directors may cause MetLife, Inc. to indemnify, to the same extent allowed for MetLife, Inc.'s directors and officers, such person who was or is a party to a proceeding by reason of the fact that he is or was MetLife, Inc.'s employee or agent, or is or was serving at MetLife, Inc.'s request as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     MetLife, Inc. has in force and effect policies insuring its directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

ITEM 16.  LIST OF EXHIBITS.

     The Exhibits to this registration statement are listed in the Index to Exhibits on page II-5.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 12, 2001.

                                          METLIFE, INC.

                                          By /s/ ROBERT H. BENMOSCHE
                                            ------------------------------------
                                            Name: Robert H. Benmosche
                                            Title: Chairman

     KNOWN ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Gary A. Beller, Leland C. Launer, Jr. and Stewart G. Nagler, or any of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----
              /s/ ROBERT H. BENMOSCHE                Chairman, President, Chief           June 12, 2001
---------------------------------------------------    Executive Officer and Director
                Robert H. Benmosche                    (Principal Executive Officer)

                 /s/ GERALD CLARK                    Vice-Chairman, Chief Investment      June 12, 2001
---------------------------------------------------    Officer and Director
                   Gerald Clark

               /s/ STEWART G. NAGLER                 Vice-Chairman, Chief Financial       June 12, 2001
---------------------------------------------------    Officer and Director
                 Stewart G. Nagler

              /s/ CURTIS H. BARNETTE                 Director                             June 12, 2001
---------------------------------------------------
                Curtis H. Barnette

               /s/ JOAN GANZ COONEY                  Director                             June 12, 2001
---------------------------------------------------
                 Joan Ganz Cooney

               /s/ JOHN C. DANFORTH                  Director                             June 12, 2001
---------------------------------------------------
                 John C. Danforth

                                                     Director                                    , 2001
---------------------------------------------------
                Burton A. Dole, Jr.

                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----


               /s/ JAMES R. HOUGHTON                 Director                             June 12, 2001
---------------------------------------------------
                 James R. Houghton

                /s/ HARRY P. KAMEN                   Director                             June 12, 2001
---------------------------------------------------
                  Harry P. Kamen

               /s/ HELENE L. KAPLAN                  Director                             June 12, 2001
---------------------------------------------------
                 Helene L. Kaplan

              /s/ CHARLES M. LEIGHTON                Director                             June 12, 2001
---------------------------------------------------
                Charles M. Leighton

              /s/ JOHN J. PHELAN, JR.                Director                             June 12, 2001
---------------------------------------------------
                John J. Phelan, Jr.

                 /s/ HUGH B. PRICE                   Director                             June 12, 2001
---------------------------------------------------
                   Hugh B. Price

                /s/ RUTH J. SIMMONS                  Director                             June 12, 2001
---------------------------------------------------
                  Ruth J. Simmons

            /s/ WILLIAM C. STEERE, JR.               Director                             June 12, 2001
---------------------------------------------------
              William C. Steere, Jr.

                                 EXHIBIT INDEX

EXHIBIT
  NO.                       DESCRIPTION OF EXHIBITS
-------                     -----------------------

  2.1     Plan of Reorganization (Incorporated by reference to Exhibit
          2.1 to MetLife, Inc.'s Registration Statement on Form S-1
          (No. 333-91517) (the "S-1 Registration Statement")).

  2.2     Amendment to Plan of Reorganization dated as of March 9,
          2000 (Incorporated by reference to Exhibit 2.2 to the S-1
          Registration Statement).

  3.1     Amended and Restated Certificate of Incorporation of
          MetLife, Inc. (Incorporated by reference to Exhibit 3.1 to
          MetLife, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March
          14, 2001) (the "2000 Annual Report")).

  3.2 Amended and Restated By-Laws of MetLife, Inc. (Incorporated by reference to Exhibit 3.2 to the 2000 Annual Report).

  4.1     Form of Senior Indenture (Incorporated by reference to
          Exhibit 4.1 to MetLife, Inc.'s, MetLife Capital Trust II's and MetLife Capital Trust III's Registration Statement on
          Form S-3 (Nos. 333-61282, 333-61282-01 and 333-61282-02)
          (the "S-3 Registration Statement")).

  4.2     Form of Subordinated Indenture (Incorporated by reference to
          Exhibit 4.2 to the S-3 Registration Statement).

  4.3     Certificate of Trust of MetLife Capital Trust II
          (Incorporated by reference to Exhibit 4.6 to the S-3
          Registration Statement).

  4.4     Certificate of Trust of MetLife Capital Trust III
          (Incorporated by reference to Exhibit 4.7 to the S-3
          Registration Statement).

  4.5     Declaration of Trust of MetLife Capital Trust II
          (Incorporated by reference to Exhibit 4.8 to the S-3
          Registration Statement).

  4.6     Declaration of Trust of MetLife Capital Trust III
          (Incorporated by reference to Exhibit 4.9 to the S-3
          Registration Statement).

  4.7     Form of Amended and Restated Declaration of Trust of MetLife
          Capital Trust II (Incorporated by reference to Exhibit 4.10 to the S-3 Registration Statement).

  4.8     Form of Amended and Restated Declaration of Trust of MetLife
          Capital Trust III (Incorporated by reference to Exhibit 4.11 to the S-3 Registration Statement).

  4.9     Form of Trust Preferred Security Certificate of MetLife
          Capital Trust II (Included in Exhibit 4.7 incorporated by reference to Exhibit 4.10 to the S-3 Registration
          Statement).

  4.10    Form of Trust Preferred Security Certificate of MetLife
          Capital Trust III (Included in Exhibit 4.8 incorporated by reference to Exhibit 4.11 to the S-3 Registration
          Statement).

  4.11    Form of Trust Preferred Securities Guarantee Agreement for
          MetLife Capital Trust II (Incorporated by reference to
          Exhibit 4.14 to the S-3 Registration Statement).

  4.12    Form of Trust Preferred Securities Guarantee Agreement for
          MetLife Capital Trust III (Incorporated by reference to
          Exhibit 4.15 to the S-3 Registration Statement).

  4.13    Form of Common Securities Guarantee Agreement for MetLife
          Capital Trust II (Incorporated by reference to Exhibit 4.16 to the S-3 Registration Statement).

  4.14    Form of Common Securities Guarantee Agreement for MetLife
          Capital Trust III (Incorporated by reference to Exhibit 4.17 to the S-3 Registration Statement).

  4.15 Form of Certificate for Common Stock, par value $0.01 per share (Incorporated by reference to Exhibit 4.1 to the S-1
          Registration Statement).

  4.16 Indenture between MetLife, Inc. and The Bank of New York, as trustee, relating to the Debentures (Incorporated by reference to Exhibit 4.2 to the 2000 Annual Report).

  4.17    First Supplemental Indenture between MetLife, Inc. and The
          Bank of New York, as trustee, relating to the Debentures
          (Incorporated by reference to Exhibit 4.3 to the 2000 Annual
          Report).

EXHIBIT
  NO.                       DESCRIPTION OF EXHIBITS
-------                     -----------------------

  4.18    Certificate of Trust of MetLife Capital Trust I
          (Incorporated by reference to Exhibit 4.3 to MetLife, Inc.'s and MetLife Capital Trust I's Registration Statement on Form
          S-1 (Nos. 333-32074 and 333-32074-01) (the "Trust
          Registration Statement")).

  4.19    Declaration of Trust of MetLife Capital Trust I
          (Incorporated by reference to Exhibit 4.4 to the Trust
          Registration Statement).

  4.20    Amended and Restated Declaration of Trust of MetLife Capital
          Trust I (Incorporated by reference to Exhibit 4.6 to the 2000 Annual Report).

  4.21    Capital Securities Guarantee Agreement for MetLife Capital
          Trust I (Incorporated by reference to Exhibit 4.7 to the 2000 Annual Report).

  4.22    Capital Security Certificate of MetLife Capital Trust I
          (included in Exhibit 4.20 Incorporated by reference to Exhibit 4.6 to the 2000 Annual Report).

  4.23    Purchase Contract Agreement (Incorporated by reference to
          Exhibit 4.9 to the 2000 Annual Report).

  4.24 Pledge Agreement (Incorporated by reference to Exhibit 4.10 to the 2000 Annual Report).

  4.25 Form of Debenture (Included in Exhibit 4.17 Incorporated by reference to Exhibit 4.3 to the 2000 Annual Report).

  4.26 Form of Normal Unit (Included in Exhibit 4.23 Incorporated by reference to Exhibit 4.9 to the 2000 Annual Report).

  4.27 Form of Stripped Unit (Included in Exhibit 4.23 Incorporated by reference to Exhibit 4.9 to the 2000 Annual Report).

  4.28 Common Securities Guarantee Agreement (Incorporated by reference to Exhibit 4.14 to the 2000 Annual Report).

  5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
          Validity of the Common Stock.

 10.1     Form of Stock Purchase Agreement among MetLife, Inc.,
          Metropolitan Life Insurance Company, Credit Suisse Group or its affiliates and Banco Santander, Central Hispano S.A. or its affiliates (Incorporated by reference to Exhibit 10.51 to the S-1 Registration Statement).

 10.2     Stock Purchase Agreement, dated April 3, 2000, among
          MetLife, Inc., Metropolitan Life Insurance Company and Banco
          Santander Central Hispano, S.A.

 10.3     Stock Purchase Agreement, dated April 3, 2000, among
          MetLife, Inc., Metropolitan Life Insurance Company and
          Credit Suisse First Boston (through its Guernsey Branch) and
          Winterthur Life.

 10.4     Standstill Agreement, dated April 3, 2000, between MetLife,
          Inc. and Banco Santander Central Hispano, S.A.

 10.5 Transferee Standstill Agreement, dated December 22, 2000, between MetLife, Inc. and Santusa Holding, S.L.

 10.6     Standstill Agreement, dated April 3, 2000, between MetLife,
          Inc. and Credit Suisse First Boston (through its Guernsey
          Branch) and Winterthur Life.

 10.7     Standstill Agreement, dated April 7, 2000, between MetLife,
          Inc. and Credit Suisse Group, Guernsey Branch.

 10.8     MetLife Deferred Compensation Plan 2000 for Senior Officers
          (Incorporated by reference to Exhibit 10.1 to the S-1
          Registration Statement).

 10.9     MetLife Deferred Compensation Plan 2000 for Officers
          (Incorporated by reference to Exhibit 10.2 to the S-1
          Registration Statement).

 10.10    Form of Employment Continuation Agreement with Messrs.
          Benmosche, Nagler and Clark (Incorporated by reference to Exhibit 10.3 to the S-1 Registration Statement).

EXHIBIT
  NO.                       DESCRIPTION OF EXHIBITS
-------                     -----------------------

 10.11 Form of Employment Continuation Agreement with Mr. Henrikson and other executive officers (Incorporated by reference to Exhibit 10.4 to the S-1 Registration Statement).

 10.12    Employment Continuation Agreement with Mr. Benson
          (Incorporated by reference to Exhibit 10.5 to the S-1
          Registration Statement).

 10.13 Rights Agreement (Incorporated by reference to Exhibit 10.6 to the 2000 Annual Report).

 10.14 MetLife, Inc. 2000 Stock Incentive Plan, as amended and restated on March 28, 2000 (Incorporated by reference to Exhibit 10.7 to the S-1 Registration Statement).

 10.15 MetLife, Inc. 2000 Directors Stock Plan, as amended and restated on March 28, 2000 (Incorporated by reference to Exhibit 10.8 to the S-1 Registration Statement).

 10.16    Amended and Restated Employment Continuation Agreement with
          Ms. Rein (Incorporated by reference to Exhibit 10.9 to the S-1 Registration Statement).

 10.17    Employment Continuation Agreement between Ms. Rein and
          Metropolitan Property and Casualty Insurance Company, dated
          March 3, 2000 (Incorporated by reference to Exhibit 10.10 to the S-1 Registration Statement).

 10.18    Employment Agreement between New England Life Insurance
          Company and James M. Benson, dated June 16, 1997
          (Incorporated by reference to Exhibit 10.11 to the S-1
          Registration Statement).

 10.19    Policyholder Trust Agreement (Incorporated by reference to
          Exhibit 10.12 to the S-1 Registration Statement).

 10.20    Restatement of the Excess Asbestos Indemnity Insurance
          Policy, dated as of December 31, 1998, between Stockwood
          Reinsurance Company, Ltd. and Metropolitan Life Insurance
          Company (Incorporated by reference to Exhibit 10.13 to the S-1 Registration Statement).

 10.21    Restatement of the Excess Asbestos Indemnity Insurance
          Policy, dated as of December 31, 1998, between European
          Reinsurance Corporation of America and Metropolitan Life
          Insurance Company (Incorporated by reference to Exhibit
          10.14 to the S-1 Registration Statement).

 10.22    Restatement of the Excess Asbestos Indemnity Insurance
          Policy, dated as of December 31, 1998, between Granite State
          Insurance Company and Metropolitan Life Insurance Company
          (Incorporated by reference to Exhibit 10.16 to the S-1
          Registration Statement).

 10.23 Form of Reinsurance Agreement, dated as of October 1, 2000, between Metropolitan Life Insurance Company and certain reinsurers (Incorporated by reference to Exhibit 10.18 to the 2000 Annual Report).

 10.24    Amended and Restated Aggregate Excess of Loss Reinsurance
          Agreement, dated as of March 1, 2000, between American
          International Life Assurance Company of New York and
          Metropolitan Life Insurance Company (Incorporated by reference to Exhibit 10.1 to the MetLife, Inc. Report on Form 10-Q for the quarter ended March 31, 2000 (the "First
          Quarter 2000 10-Q")).

 10.25    Amended and Restated Aggregate Excess of Loss Reinsurance
          Agreement, dated as of March 1, 2000, between Stockwood
          Reinsurance Company, Ltd. and Metropolitan Life Insurance
          Company (Incorporated by reference to Exhibit 10.2 to the First Quarter 2000 10-Q).

 10.26 Five-Year Credit Agreement, dated as of April 27, 1998, and as amended as of April 26, 1999, among Metropolitan Life
          Insurance Company, MetLife Funding, Inc. and the other parties signatory thereto (Incorporated by reference to Exhibit 10.18 to the S-1 Registration Statement).

 10.27    Amendment No. 2, dated as of June 30, 2000, to the Five-Year
          Credit Agreement, among Metropolitan Life Insurance Company,
          MetLife Funding, Inc. and the other parties signatory thereto (Incorporated by reference to Exhibit 10.20 to the 2000 Annual Report).

EXHIBIT
  NO.                       DESCRIPTION OF EXHIBITS
-------                     -----------------------

 10.28    364-Day Credit Agreement, dated as of April 25, 2001, among
          MetLife, Inc., Metropolitan Life Insurance Company, MetLife
          Funding, Inc. and the other parties signatory thereto
          (Incorporated by reference to Exhibit 10.21 to the S-3
          Registration Statement).

 10.29 Stipulation of Settlement, as amended, relating to Metropolitan Life Insurance Company Sales Practices
          Litigation (Incorporated by reference to Exhibit 10.21 to the S-1 Registration Statement).

 10.30    Consulting Agreement with Harry P. Kamen, effective July 1,
          1999 (Incorporated by reference to Exhibit 10.22 to the S-1
          Registration Statement).

 10.31    Metropolitan Life Insurance Company Long Term Performance
          Compensation Plan (for performance periods starting on or after April 1, 2001) (Incorporated by reference to Exhibit
          10.24 to the S-3 Registration Statement).

 10.32    Metropolitan Life Insurance Company Long Term Performance
          Compensation Plan (for performance periods starting on or after January 1, 2000) (Incorporated by reference to Exhibit
          10.24 to the S-1 Registration Statement).

 10.33    Metropolitan Life Insurance Company Long Term Performance
          Compensation Plan (for performance periods starting on or after January 1, 1999) (Incorporated by reference to Exhibit
          10.25 to the S-1 Registration Statement).

 10.34    Metropolitan Life Insurance Company Long Term Performance
          Compensation Plan (for performance periods starting on or after January 1, 1998) (Incorporated by reference to Exhibit
          10.26 to the S-1 Registration Statement).

 10.35    Metropolitan Life Insurance Company Long Term Performance
          Compensation Plan (for performance periods starting on or after January 1, 1997) (Incorporated by reference to Exhibit
          10.27 to the S-1 Registration Statement).

 10.36    Metropolitan Life Insurance Company Annual Variable
          Incentive Plan (for performance periods starting on or after January 1, 2000) (Incorporated by reference to Exhibit 10.28 to the S-1 Registration Statement).

 10.37    The New Metropolitan Life Auxiliary Retirement Benefits
          Plan, as amended and restated, effective January 1, 1996
          (Incorporated by reference to Exhibit 10.29 to the S-1
          Registration Statement).

 10.38    The New Metropolitan Life Supplemental Auxiliary Retirement
          Benefits Plan, effective January 1, 1996, and Amendment thereto (Incorporated by reference to Exhibit 10.30 to the S-1 Registration Statement).

 10.39 Metropolitan Life Auxiliary Savings and Investment Plan, restated effective through August 15, 1998 (Incorporated by reference to Exhibit 10.31 to the S-1 Registration
          Statement).

 10.40    Metropolitan Life Supplemental Auxiliary Savings and
          Investment Plan (as amended and restated as of September 1, 1998) and Amendment thereto (Incorporated by reference to
          Exhibit 10.32 to the S-1 Registration Statement).

 10.41    Supplemental Auxiliary Savings and Investment Plan of
          Participating Metropolitan Affiliates, effective January 1,
          1996 (Incorporated by reference to Exhibit 10.33 to the S-1
          Registration Statement).

 10.42    Metropolitan Life Supplemental Retirement Benefits Plan and
          Amendment thereto, effective January 1, 1995 (Incorporated by reference to Exhibit 10.34 to the S-1 Registration
          Statement).

 10.43 New England Financial Annual Variable Incentive Plan (for performance periods starting on or after January 1, 2000)
          (Incorporated by reference to Exhibit 10.35 to the S-1
          Registration Statement).

EXHIBIT
  NO.                       DESCRIPTION OF EXHIBITS
-------                     -----------------------

 10.44    New England Financial Long Term Performance Compensation
          Plan (for performance periods starting on or after January
          1, 2000) (Incorporated by reference to Exhibit 10.36 to the S-1 Registration Statement).

 10.45    New England Life Insurance Company Select Employees
          Supplemental 401(k) Plan, as amended and restated effective
          January 1, 2000 (Incorporated by reference to Exhibit 10.37 to the S-1 Registration Statement).

 10.46    New England Life Insurance Company Supplemental Retirement
          Plan, as amended and restated effective January 1, 2000
          (Incorporated by reference to Exhibit 10.38 to the S-1
          Registration Statement).

 10.47    The New England Life Insurance Company Select Employees
          Supplemental Retirement Plan, as amended and restated effective January 1, 2000 (Incorporated by reference to Exhibit 10.39 to the S-1 Registration Statement).

 10.48    The New England Life Insurance Company Senior Executive
          Nonqualified Elective Deferral Plan, effective January 1,
          1998 (Incorporated by reference to Exhibit 10.40 to the S-1
          Registration Statement).

 10.49    New England Financial Long Term Performance Compensation
          Plan (for each of the three-year performance periods commencing on January 1, 1997, 1998 and 1999, respectively)
          (Incorporated by reference to Exhibit 10.41 to the S-1
          Registration Statement).

 10.50 The New England Short-Term Incentive Plan (for performance periods starting on or after January 1, 1999) (Incorporated by reference to Exhibit 10.42 to the S-1 Registration
          Statement).

 10.51    Metropolitan Life Insurance Company Annual Variable
          Incentive Plan (for performance periods starting on or after January 1, 1999) (Incorporated by reference to Exhibit 10.43 to the S-1 Registration Statement).

 10.52    Form of Capital Note (Incorporated by reference to Exhibit
          10.44 to the S-1 Registration Statement).

 10.53    1993 Fiscal Agency Agreement between Metropolitan Life
          Insurance Company and The Chase Manhattan Bank, N.A., dated as of November 1, 1993 (Incorporated by reference to Exhibit
          10.45 to the S-1 Registration Statement).

 10.54    1995 Fiscal Agency Agreement between Metropolitan Life
          Insurance Company and The Chase Manhattan Bank, N.A., dated as of November 13, 1995 (Incorporated by reference to Exhibit 10.46 to the S-1 Registration Statement).

 10.55    Fiscal Agency Agreement between New England Mutual Life
          Insurance Company and The First National Bank of Boston, dated as of February 10, 1994 (Incorporated by reference to Exhibit 10.47 to the S-1 Registration Statement).

 10.56    Fiscal Agency Agreement between General American Life
          Insurance Company and The Bank of New York, dated as of
          January 24, 1994 (Incorporated by reference to Exhibit 10.48 to the S-1 Registration Statement).

 10.57    Amended and Restated Trust Agreement among GenAmerica
          Corporation and Wilmington Trust Company, David L. Herzog,
          John W. Hayden and Christopher A. Martin dated as of June 6,
          1997 (Incorporated by reference to Exhibit 10.49 to the S-1
          Registration Statement).

 10.58    Employment Continuation Agreement with Ms. Weber
          (Incorporated by reference to Exhibit 10.50 to the S-1
          Registration Statement).

 10.59    MetLife Deferred Compensation Plan for Officers 2001
          (Incorporated by reference to Exhibit 10.55 to the 2000
          Annual Report).

 10.60    MetLife Individual Business Special Deferred Compensation
          Plan 2001 (Incorporated by reference to Exhibit 10.56 to the 2000 Annual Report).

EXHIBIT
  NO.                       DESCRIPTION OF EXHIBITS
-------                     -----------------------

 10.61    Amendment to the New Metropolitan Life Auxiliary Retirement
          Benefits Plan (Incorporated by reference to Exhibit 10.57 to the 2000 Annual Report).

 10.62    Amendment to the New Metropolitan Life Supplemental
          Auxiliary Retirement Benefits Plan (Incorporated by reference to Exhibit 10.58 to the 2000 Annual Report).

 10.63    Amendment to the Metropolitan Life Supplemental Retirement
          Benefits Plan (Incorporated by reference to Exhibit 10.59 to the 2000 Annual Report).

 10.64    Amendment to the Metropolitan Life Supplemental Auxiliary
          Savings and Investment Plan (Incorporated by reference to Exhibit 10.60 to the 2000 Annual Report).

 21.1 Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the 2000 Annual Report).

 23.1     Consent of Deloitte & Touche LLP, Independent Auditors.

 23.2     Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (Included in Exhibit 5.1).

 24.1     Powers of Attorney of Certain Officers and Directors of
          MetLife, Inc. (Included in the signature pages hereto).